Exhibit 1

13,000,000 DEPOSITARY SHARES
EACH REPRESENTING ONE-FORTIETH OF A SHARE OF

6.50% NON-CUMULATIVE PREFERRED STOCK, SERIES H

Underwriting Agreement

May 16, 2005

HSBC Securities (USA) Inc.

As Representative of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

HSBC USA Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom HSBC Securities (USA) Inc. is acting as representative of the Underwriters (the “Representative”), an aggregate of 13,000,000 Depositary Shares (the “Firm Depositary Shares”), each representing one-fortieth of a share of 6.50% Non-Cumulative Preferred Stock, Series H, with a stated value of $1,000 per share and a liquidation preference of $1,000 per share (the “Preferred Shares”), of the Company. In addition to the purchase of the Firm Depositary Shares, subject to the terms and conditions herein, the Company proposes to grant the Underwriters an option to purchase up to 1,950,000 additional Depositary Shares (the “Optional Depositary Shares”). The Firm Depositary Shares and any Optional Depositary Shares purchased by the Underwriters are referred to herein as the “Depositary Shares.”  The Depositary Shares and the Preferred Shares are referred to herein as the “Securities.”  The Depositary Shares will, when issued, be deposited by the Company against delivery of depositary receipts (the “Receipts”) to be issued by HSBC Bank USA, National Association, as depositary (the “Depositary”), under a deposit agreement (the “Deposit Agreement”) to be dated as of May 26, 2006, among the Company, the Depositary and the holders from time to time of Receipts, which will evidence the Depositary Shares. The obligations of the Underwriters under this Agreement shall be several and not joint.

1.     The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)   An “automatic shelf registration statement,” as defined under Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-133007 in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been instituted or threatened by the Commission; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement including all exhibits thereto, but excluding each Form T-1, and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such registration statement or any part thereof became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the Base Prospectus as supplemented by the prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the 1933 Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus, as  the case may be; any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the “Prospectus as amended or supplemented” shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Securities in the form filed or transmitted for filing with the Commission pursuant to Rule 424(b) under the 1933 Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

(b)   No order preventing or suspending the use of any Preliminary Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Securities (an “Issuer Free Writing Prospectus”) has been issued by the Commission, and each Preliminary Prospectus and Issuer Free Writing Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(c)   For the purposes of this Agreement, the “Applicable Time” is 12:00 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, and each Issuer Free Writing Prospectus attached as Schedule II hereto (if any) (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not contain any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus (if any) does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(d)   The documents incorporated by reference in the Pricing Prospectus and the Prospectus as amended or supplemented, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus and any amendments or supplements thereto, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(e)   The Registration Statement and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder; the Registration Statement and any amendment thereof (including the filing of any annual report on Form 10-K), at the time it became effective, did not contain an untrue statement of material fact or omit a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, at the time the Registration Statement became effective did not, as amended or supplemented as of the date hereof does not, and as amended or supplemented at the Time of Delivery (as hereinafter defined) will not, contain an untrue statement of a material fact or omit a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(f)    The financial statements included or incorporated by reference in the Registration Statement and the Pricing Prospectus and the Prospectus present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their respective operations for the periods specified; except as otherwise stated in the Pricing Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a basis that is consistent in all material respects during the periods involved;

(g)   Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is material to the Company and its subsidiaries considered as one enterprise, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given or incorporated by reference in the Pricing Prospectus, there has not been any material adverse change in or affecting the general affairs or management or the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise otherwise than as set forth or contemplated in the Pricing Prospectus;

(h)   The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and the Prospectus; the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character or location of its properties or the nature or the conduct of its business requires such qualification, except for any failures to be so qualified or to be in good standing which, taken as a whole, are not material to the Company and its subsidiaries considered as one enterprise;

(i)    Each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X under the 1933 Act (a “Significant Subsidiary”) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the character or location of its properties or the nature or the conduct of its business requires such qualification, except for any failures to be so qualified or to be in good standing which, taken as a whole, are not material to the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and the capital stock of each such Significant Subsidiary owned by the Company, directly or through its subsidiaries, is owned free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

(j)    The Preferred Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized for issuance and sale and, when the Preferred Shares are issued and delivered against payment therefor as provided herein, Preferred Shares will be validly issued, fully paid and non-assessable and will conform in all material respects to the descriptions thereof in the Pricing Prospectus and the Prospectus; and all corporate action required to be taken for the authorization, issue and sale of the Depositary Shares has been validly and sufficiently taken and upon deposit of the Preferred Shares with the Depositary pursuant to the Deposit Agreement and the due execution by the Depositary of the Deposit Agreement and the Receipts, in accordance with the Deposit Agreement, such Depositary Shares will represent legal and valid interests in the Preferred Shares, and the Depositary Shares will conform in all material respects to the statements relating thereto contained in the Prospectus;

(k)           This Agreement and the Deposit Agreement have been duly authorized, executed and delivered by the Company, and the Deposit Agreement constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity;

(l)            The issue and sale of the Depositary Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for conflicts, breaches or defaults which would not, individually or in the aggregate, be materially adverse to the Company and its subsidiaries taken as a whole or materially adverse to the transactions contemplated by this Agreement), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or, to the best of its knowledge, any law, administrative regulation or administrative or court decree; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or Blue Sky laws in connection with the purchase and distribution of the Depositary Shares by the Underwriters;

(m)          The Company and its Significant Subsidiaries possess adequate certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except such certificates, authorities or permits which are not material to such conduct of their business, and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise;

(n)           There are no legal or governmental proceedings pending, other than those referred to in the Pricing Prospectus, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(o)           KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, is an independent registered public accounting firm as required by the 1933 Act and the rules and regulations of the Commission thereunder; and

(p)           (i)(A)      At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3)

of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

2.             Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per Depositary Share of $24.2125 ($24.50 with respect to any Depositary Shares sold to certain institutions), the number of Firm Depositary Shares set forth opposite the name of such Underwriter in Schedule I hereto. The Representative confirms that the number of Firm Depositary Shares to be purchased at $24.2125 per share is 1,879,100 and the number of Firm Depositary Shares to be purchased at $24.50 per share is 11,120,900. The Company hereby grants to the Underwriters the option to purchase, at its election, up to 1,950,000 Optional Depositary Shares for the sole purpose of covering overallotments in the sale of the Firm Depositary Shares. Any such election to purchase such Optional Depositary Shares may be exercised only by written notice from you to the Company setting forth the aggregate number of Optional Depositary Shares to be purchased and the date on which the Optional Depositary Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than 10 business days after the date of such notice; provided that in no event shall such option be exercised later than 30 days following the date hereof.

Optional Depositary Shares shall be purchased severally for the account of each Underwriter in proportion to the number of Firm Depositary Shares set opposite the name of such Underwriter in Schedule I hereto. The respective purchase obligations of each Underwriter with respect to the Optional Depositary Shares shall be adjusted by the Representative so that no Underwriter shall be obligated to purchase Optional Depositary Shares other than in 100 share amounts. The purchase price per share for the Optional Depositary Shares shall be the same as the purchase price with respect to the Firm Depositary Shares.

3.     Upon authorization by the Representative of the release of the Depositary Shares, the several Underwriters propose to offer the Depositary Shares for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented relating to the Securities.

4.     The Depositary Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such denominations and registered in the name of the nominee of The Depository Trust Company, shall be delivered by or on behalf of the Company through the facilities of the Depository Trust Company to the Representative for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company all at 9:00 a.m., Chicago time, on May 26, 2006, or at such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Depositary Shares is herein called the “First Time of Delivery.”  Such time and date for delivery of the Optional Depositary Shares is herein called the “Second Time of Delivery.”  Each such time and date for delivery is herein called a “Time of Delivery.”

5.     The Company agrees with each of the Underwriters:

(a)           To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the time specified by such Rule; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus after the date hereof and prior to the Time of Delivery that shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative promptly of any such amendment or supplement after the Time of Delivery and furnish the Representative with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Depositary Shares (or in lieu thereof the notice referenced in Rule 173(a) under the 1933 Act) and during such period to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus or other prospectus in respect of the Securities, or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b)           The Company has prepared an Issuer Free Writing Prospectus in the form of a term sheet (attached as Schedule II hereto) with respect to the Securities (a “Term Sheet”) and will file such Term Sheet with the Commission pursuant to Rule 433 under the 1933 Act not later than the time specified by such Rule. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, the Company will furnish the Representative a copy of the proposed Issuer Free Writing Prospectus for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus to which the Representative objects in its reasonable judgment.

(c)           Promptly from time to time to take such action as the Representative  may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Depositary Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(d)           To furnish the Underwriters with copies of the Prospectus as amended or supplemented relating to the Securities in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus as amended or supplemented in connection with the offering or sale of the Depositary Shares and if at such time any event shall have occurred as a result of which such Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to further amend or supplement the Prospectus as then amended or supplemented or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Representative and to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Depositary Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representative may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act;

(e)           As soon as practicable, but in any event not later than 16 months after the date hereof, the Company will make generally available to its securityholders an earnings statement of the Company and its subsidiaries (which need not be audited) that will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder and covering a period of at least 12 consecutive months beginning after the date hereof;

(f)            During the period beginning from the date hereof and continuing to and including the date seven days after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any preferred equity securities of the Company (other than pursuant to employee stock option plans, on the conversion of convertible securities outstanding on the date of this Agreement or in connection with any acquisition described in the Prospectus) that are substantially similar to the Depositary Shares without the prior written consent of the Representative;

(g)           To make generally available to its security holders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income and stockholders’ equity and, as required, statements of cash flow or statement of changes in financial condition of the Company and its consolidated subsidiaries certified by an independent registered public accounting firm) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(h)           During a period of five years from the date of this Agreement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed;

(i)            The Company will, pursuant to reasonable procedures developed in good faith, retain for a period of not less than three years copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the 1933 Act and maintain records regarding the timing of the delivery of all such information;

(j)            For so long as any of the Depositary Shares remain unsold by the Underwriters, the Company will use its best efforts to comply with the disclosure requirements under the 1933 Act and 1934 Act relating to its status as a “well-known seasoned issuer,” as defined in Rule 405 of the 1933 Act, which efforts will include the filing of all reports and materials set forth in section 1(i) of the definition of “ineligible issuer” as defined in Rule 405 of the 1933 Act;

(k)           The Company will pay any required filing fees relating to the Securities by the times required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r);

(l)            (i) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the automatic shelf registration statement relating to the Securities, any of the Securities remain unsold by the Underwriters, the Company will, at its option and prior to the Renewal Deadline if it has not already done so, (A) file a new automatic shelf registration statement relating to the Securities, if it is eligible to do so, in a form satisfactory to the Representative or (B) file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representative; provided, however, that if the Company is eligible to file a new automatic shelf registration statement and elects to file a shelf registration statement pursuant to this clause (B), the Company will file such shelf registration statement no later than 75 calendar days prior to the Renewal Deadline and will use its best efforts to cause such registration statement to be declared effective on or before the Renewal Deadline. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the registration statement relating to the Securities shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(ii)           If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (A) promptly notify the Representative, (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representative, (C) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (D) promptly notify the Representative of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the registration statement relating to the Securities shall include such new registration statement or post-effective amendment, as the case may be; and

(m)          The Company agrees that if at any time following the issuance of an Issuer Free Writing Prospectus any event occurs, or any event occurred prior to such issuance, as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would contain an untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

6.     The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following:  (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing and reproducing this Agreement, the Deposit Agreement, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) the cost of preparing stock certificates and Receipts; (v) the fees and expenses of any transfer agent, registrar and depositary and the fees and disbursements of counsel for any transfer agent, registrar and depositary; (vi) the fees and expenses (including the reasonable fees and disbursements of counsel to the Underwriters), if any, incurred with respect to any filings with the National Association of Securities Dealers, Inc.; (vii) the fees and expenses, if any, incurred with respect to the listing of the Depositary Shares on the New York Stock Exchange; and (viii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Depositary Shares by them, and any advertising expenses connected with any offers they may make.

7.     The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)   The Prospectus as amended or supplemented relating to the Securities shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act within the applicable time period prescribed for such filing by the rules and regulations under the 1933 Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction;

(b)   Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to the issuance of the Securities and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)   Janet L. Burak, Senior Executive Vice President, General Counsel & Secretary of the Company, and Wilmer Cutler Pickering Hale and Dorr LLP,

special counsel to the Company, shall have furnished to you written opinions, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)                   The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus; the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended;

(ii)                  All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(iii)                 The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction;

(iv)                 Each Significant Subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization; and all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(v)                  This Agreement has been duly authorized, executed and delivered by the Company;

(vi)                 The Deposit Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity; and all taxes and fees required to be paid with respect to the issuance of the Securities have been paid;

(vii)                The Preferred Shares have been duly authorized, executed and delivered and have been validly issued and fully-paid and non-assessable and no holder thereof will be subject to personal liability by reason of being such a holder; the Preferred Shares will not be subject to preemptive rights of any stockholder of the Company and all corporate action required to be taken for the authorization, issue and sale of the Preferred Shares and the Depositary Shares has been validly and sufficiently taken; and, assuming the due execution by the Depositary of the Deposit Agreement and the Receipts in accordance with the terms of the Deposit Agreement (the Company having deposited the Preferred Shares with the Depositary pursuant to the Deposit Agreement), the Depositary Shares represent the legal and valid interests in the Preferred Shares; the Preferred Shares and the Depositary Shares conform with the descriptions thereof in the Pricing Prospectus and the Prospectus, and any further amendment or supplement thereto;

(viii)        The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of the Series H Preferred Stock,” “Description of Depositary Shares” and “Description of Preferred Stock,” insofar as such statements purport to summarize certain provisions of the Company’s authorized and outstanding preferred stock, provide a fair summary of such provisions;

(ix)           The Company is not and, after giving effect to the offering and sale of the Depositary Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended;

(x)            To the best of such counsel’s knowledge and other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xi)           The issue and sale of the Securities by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for conflicts, breaches and defaults which would not, individually or in the aggregate, be materially adverse to the Company and its subsidiaries considered as one enterprise), nor will such action result in any violation of the provisions of the Articles of Incorporation or bylaws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

(xii)          No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such consents as have already been obtained and such consents, approvals, authorizations, registrations or qualifications which may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Depositary Shares by the Underwriters;

(xiii)         The documents incorporated by reference in the Pricing Prospectus and the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained in the case of a registration statement which became effective under the 1933 Act, an untrue statement of a material fact, or omitted a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, in the case of other documents which were filed under the 1934 Act with the Commission, an untrue statement of a material fact or omitted a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

(xiv)        The Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder; such counsel has no reason to believe that (A) the Registration Statement or any amendment thereto (including the filing of any annual report on Form 10-K) made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express not opinion) as of the most recent time it became effective contained an untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) the Pricing Disclosure Package as of the

Applicable Time contained an untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) at the time it was filed or transmitted for filing pursuant to Rule 424 under the 1933 Act and at the Time of Delivery contained an untrue statement of a material fact or omitted a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Pricing Prospectus or the Prospectus or required to be described in the Registration Statement or the Pricing Prospectus or the Prospectus which are not filed or incorporated by reference or described as required;

(d)           Sidley Austin LLP, special tax counsel to the Company, shall have furnished to you such opinion or opinions, dated the Time of Delivery, to the effect that the statements made in the Pricing Prospectus and the Prospectus under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

(e)           At the Time of Delivery, KPMG LLP or other independent registered public accounting firm acceptable to the Underwriters shall have furnished to you a letter or letters, dated the date of delivery thereof, in form and substance satisfactory to you, as to such matters as you may reasonably request;

(f)    On or after the date hereof, there has been no change in the capital stock or long-term debt of the Company or any of its subsidiaries or a change or development involving a prospective change, in or affecting the general affairs, management, financial position, or results of operations of the Company or its respective subsidiaries, the effect of which, in any such case, is, in the judgment of the Representative after consultation with the Company, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Depositary Shares on the terms and in the manner contemplated in the Prospectus and this Agreement;

(g)   On or after the date hereof, no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities or preferred stock of the Company;

(h)   On or after the date hereof, there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange or trading in any securities of the Company on any exchange shall have been suspended or the settlement of such trading generally shall have been materially disrupted, (ii) a banking moratorium shall have been declared by Federal or New York authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other substantial, national or international calamity or crisis, the effect of which on the financial markets in the United States shall be such, as to make it, in the judgment of the Representative, impractical to proceed with the offering or delivery of the Depositary Shares on the terms and in the manner contemplated in the Prospectus and this Agreement, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance activities in the United States, the effect of which on the financial markets in the United States shall be such, as to make it, in the judgment of the Representative, impractical to proceed with the offering or delivery of the Depositary Shares on the terms and in the manner contemplated in the Prospectus and this Agreement;

(i)    The Company shall have furnished or caused to be furnished to the Representative at such Time of Delivery certificates of officers of the Company satisfactory to the Representative as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such matters as the Representative may reasonably request; and

(j)    The Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the 1933 Act (in the case of a Free Writing Prospectus, to the extent required by Rule 433 under the 1933 Act).

8.     (a)  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Prospectus as amended or supplemented, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each

Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Prospectus as amended or supplemented or any Issuer Free Writing Prospectus, or any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representative expressly for use therein.

(b)  Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Prospectus as amended or supplemented or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Prospectus as amended or supplemented or any Issuer Free Writing Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent it results in the forfeiture by the indemnifying party of substantial rights and defenses; provided, however, that the failure to notify the indemnifying party shall not relieve it from liability that it may have to an indemnified party otherwise than under this Section 8. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld).

(d)  If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters on the other, from the offering of the Depositary Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Depositary Shares purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Depositary Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented relating to the Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Depositary Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)  The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions to each employee, officer and director of the Underwriters and each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.

9.             (a)  If any Underwriter shall default in its obligation to purchase the Depositary Shares that it has agreed to purchase hereunder, the Representative may in their discretion arrange for themselves or another party or other parties to purchase such Depositary Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representative does not arrange for the purchase of such Depositary Shares , then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Depositary Shares on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that the Representative has so arranged for the purchase of such Depositary Shares, or the Company notifies the Representative that is has so arranged for the purchase of such Depositary Shares, the Representative or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus as amended or supplemented that in the Representative’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Depositary Shares.

(b)           If, after giving effect to any arrangements for the purchase of the Depositary Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate amount of such Depositary Shares that remains unpurchased does not exceed one-eleventh of the aggregate amount of all the Depositary Shares to be purchased, then the Company shall have the right to require each non-defaulting Underwriter to purchase the amount of Depositary Shares that such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the amount of Depositary Shares that such Underwriter agreed to purchase hereunder) of the Depositary Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Depositary Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate amount of Depositary Shares that remains unpurchased exceeds one-eleventh of the aggregate amount of all the Depositary Shares to be purchased, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Depositary Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.   The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Depositary Shares.

11.   If this Agreement shall be terminated pursuant to Section 9 hereof or if the Depositary Shares to be delivered at the Time of Delivery are not purchased by the Underwriters because a condition precedent specified in Section 7(h) is not satisfied, the Company shall not then be under liability to any Underwriter except as provided in Section 6 and Section 8 hereof; but, if for any other reason, any Depositary Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses approved in writing by the Representative, including fees and disbursements of counsel reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Depositary Shares not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Depositary Shares not so delivered except as provided in Section 6 and Section 8 hereof.

12.   In all dealings hereunder, the Representative of the Underwriters shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement made or given by the Representative on behalf of the Underwriters.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representative in care of HSBC Securities (USA) Inc. at 452 Fifth Avenue, New York, New York 10018, Attention: Andrew Lazerus (fax no.: (212) 525-0238); and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at the address supplied to the Company by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

13.   This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the employees, officers and directors of the Company and the Underwriters and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Depositary Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.   The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter severally represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (i) is not an “issuer free writing prospectus” as defined in Rule 433 and (ii) (A) contains only (1) information describing the preliminary terms of the Securities or their offering or (2) information that describes the final terms of the Securities or their offering and that is included in the Term Sheet contemplated in Section 5(b) or (B) consists of any Bloomberg or other electronic communications providing certain ratings of the Securities or relating to marketing, administrative or procedural matters in connection with the offering of the Securities.

15.   The Company acknowledges and agrees that: (a) the purchase and sale of the Depositary Shares pursuant to this Agreement, including the determination of the public offering price of the Depositary Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (b) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor or fiduciary of the Company, or its affiliates, stockholders, creditors or employees; (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

16.   Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Depositary Shares, severally represents and agrees that:

(a)           (i)  it and each affiliate has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Depositary Shares in circumstances in which section 21(1) of the FSMA does not apply to the Company;

(ii)  it and each such affiliate has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

(iii)  it and each such affiliate will not offer or sell any Securities directly or indirectly in Japan or to, or for the benefit of any Japanese person (as hereinafter defined) or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person except pursuant to an exemption from the registration requirements of, and otherwise in compliance with Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this subparagraph (iii), “Japanese person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan; and

(iv)  the Securities are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it and each such affiliate has not offered or sold and will not offer or sell, directly or indirectly, any Securities to the public in the Republic of France, and that it and each such affiliate has not distributed and will not distribute or cause to be distributed to the public in the Republic of France a Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any other offering material relating to the Securities and that such offers, sales and distributions have been and shall be made in France only to (i) qualified investors (investisseurs qualfies) and/or (ii) a restricted group of investors (cercle restreint d’investisseurs), all as defined in Article 6 of ordonnance no. 67-833 dated 28th September, 1967 (as amended) and decret no. 98-880 dated 1st October, 1998;

(b)           in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Preferred Shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Preferred Shares that has been approved by the competent authority in the Relevant Member State or, where appropriate, approved in another Relevant Member State and ratified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Preferred Shares to the public in that Relevant Member State at any time:

(i)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii)  in any other circumstances that do not require the publication of the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

The Depositary Shares are and will be offered in Relevant Member States only in the circumstances described in (i) to (iii) above.

For purposes of this section, the expression an “offer of Preferred Shares to the public” in relation to any Preferred Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Preferred Shares to be offered so as to enable an investor to decide to purchase or subscribe the Preferred Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(c)  it and each such affiliate has not offered, sold or delivered and it and each such affiliate will not offer, sell or deliver, directly or indirectly, any of the  Securities or distribute the Prospectus as amended or supplemented or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best if it or each such affiliate’s knowledge and belief, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Company except as contained in this Agreement; and

(d)           such underwriter and each such affiliate (i) has anti-money laundering policies and procedures in place in accordance with the requirements imposed by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA Patriot Act”), and any rules and regulations promulgated thereunder, and the Foreign Assets Control Regulations issued by the Office of Foreign Assets Control of the United States Department of the Treasury, in each case to the extent applicable to them; and (ii) has implemented an anti-money laundering compliance program pursuant to NASD Rule 3011, to the extent applicable to them.

17.   The Company confirms that it has made or will cause to be made on its behalf an application for the Depositary Shares to be listed on the New York Stock Exchange (the “Exchange”). The Company will use its reasonable best efforts to obtain such listing and for such purpose the Company agrees to deliver to the Exchange copies of the Prospectus relating to the Securities and such other documents, information and undertakings as may be required for the purpose of obtaining and maintaining such listing. The Company shall use its best efforts to maintain the listing of the Depositary Shares on the Exchange for so long as any Securities are outstanding, unless otherwise agreed to by the Representative.

18.   Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

19.   This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20.   This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,
HSBC USA Inc.

By:	/s/ MICHAEL DOHERTY
	Name:	Michael Doherty
	Title:	Sr. Vice President, ALCO/Treasury

Accepted as of the date hereof:

HSBC Securities (USA) Inc.

On behalf of itself and the several
Underwriters named in Schedule I hereto

By:	/s/ ANDREW LAZERUS
	Name:	Andrew Lazerus
	Title:	Senior Vice President

SCHEDULE I

UNDERWRITER	NUMBER OF DEPOSITARY SHARES TO BE PURCHASED
HSBC Securities (USA) Inc.	10,497,500
Banc of America Securities LLC	357,500
Citigroup Global Markets Inc.	357,500
Credit Suisse Securities (USA) LLC	357,500
J.P. Morgan Securities Inc.	357,500
Merrill Lynch, Pierce, Fenner & Smith Incorporated	357,500
Morgan Stanley & Co. Incorporated	357,500
UBS Securities LLC	357,500

Total	13,000,000

SCHEDULE II

Filed pursuant to Rule 433
Registration No. 333-133007
May 16, 2006

HSBC USA Inc.

Final Term Sheet

Lead Manager and Bookrunner:	HSBC Securities (USA) Inc. (80.75%)
Co-Managers:

Bank of America LLC (2.75%)
Citigroup Global Markets Inc. (2.75%)
Credit Suisse Securities (USA) LLC (2.75%)
J.P. Morgan Securities Inc. (2.75%)
Merrill Lynch, Pierce, Fenner & Smith Incorporated (2.75%)
Morgan Stanley & Co. Incorporated (2.75%)
UBS Securities LLC (2.75%)

Securities:	13,000,000 Depositary Shares, each representing one-fortieth of a shares of 6.50% Non-Cumulative Preferred Stock, Series H
Ratings:	A2/A-/AA-
Pricing Date:	May 16, 2006
Dividend Accrual Date:	May 26, 2006
Settlement Date:	May 26, 2006 (T+8)
Maturity Date:	Perpetual
Optional Redemption:

The Series H Preferred Stock will not be redeemable prior to July 1, 2011 and are redeemable at the option of HSBC USA Inc. (with the approval of the Federal Reserve Bank of New York and the Financial Services Authority of the United Kingdom, if required at the time), in whole or in part, from time to time on or after July 1, 2011 at $1,000 per share (equivalent to $25 per Depositary Share) plus an amount equal to accrued and unpaid dividends.

Dividend Rate:	6.50% per annum
Dividend Payment Dates:	January 1, April 1, July 1, October 1 of each year, commencing on October 1, 2006
First Dividend Payment:	The public offering price does not include accrued dividends. Dividends for the first dividend payment date will accrue from and including May 26, 2006 to, but not including, October 1, 2006.
Business Days:	If any date on which dividends are payable is not a New York business day, then the dividend payment date will be the next succeeding New York business day.
Day Count Convention:	30/360
Voting Rights:	None, except as set forth in the prospectus supplement or as otherwise provided by law
Dividends-Received Deduction:	As discussed more fully in the prospectus supplement under “Certain U.S. Income Tax Considerations — U.S. Holders — Dividends,” and subject to applicable limitations, distributions with respect to the Depositary Shares that are paid out of the issuer’s current or accumulated earnings or profits will be taxable as dividend income when paid, and subject to some exceptions, distributions on Depositary Shares constituting dividend income paid to holders that are U.S. corporations will generally qualify for the 70% dividends-received deduction.

Issue Price:	100% or $25 per Depositary Share
Underwriting Compensation:	2.0%
Net proceeds to Issuer:	$318,500,000 (before expenses)
Form of Offering:	SEC Registered (File No. 333-133007)
CUSIP:	40428H862
Listing:	Application will be made to list the Depositary Shares on the New York Stock Exchange.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement, the prospectus supplement with respect to the securities dated May 15, 2006, and the other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-811-8049.